                                                                    EXHIBIT 10.9


                             EMPLOYMENT AGREEMENT
                             --------------------

     THIS AGREEMENT, made on September 28, 1998 is between Lantronix, a California corporation, ("Employer"), located at 15353 Barranca Parkway, Irvine, California 92714, and Johannes Rietschel, a married individual, ("Employee"), residing, at Wintersteinstrasse 2, 61440 Oberursel, Germany, by virtue of the following facts, events, circumstances and desires:

                                    RECITALS

     A. WHEREAS, Employee desires to work for Employer and receive compensation, and Employer desires to employ Employee;

     B. WHEREAS, Employer is engaged in the business of developing and selling terminal servers, print servers, switches and other peripheral devices used in local area networking computer systems;

     C. WHEREAS, Employee, in the course of employment, will obtain or develop, confidential information and trade secrets;

     D. WHEREAS, Employee recognizes and acknowledges that Employer must maintain and preserve all such confidential information and trade secrets for the protection of its business, competitive position and goodwill; and

     E. WHEREAS, Employer desires assurance that Employee will not compete while employed by Employer, and Employee is willing to refrain from such competition.

     NOW, THEREFORE, in consideration of the promises and mutual covenants contained in this agreement, and in consideration of Employee's employment and continued employment by Employer, it is agreed as follows:

                                   AGREEMENT

     1.  Term. Subject to this Agreement's terms and conditions, Employer agrees
         ----
to employ Employee. The employment term shall commence January 1, 1999 and shall terminate December 31, 2001. The Employee will be employed by the Employer until such time as either or both parties choose to discontinue the employment. The employment relationship shall be that of an Employee at will.

     2.  Duties. While employed by. Employer, Employee shall devote
         ------
substantially his entire working time, skill and attention exclusively to the interests and business of Employer, shall perform such duties as may be assigned to him from time to time by Employer. shall comply to the best of his ability with all policies and directives issued by Employer's Board of Directors, and shall in all respects do his utmost to further enhance and develop the best interests and welfare of the Employer. Employee's specific title, responsibility, authority and reporting shall be as detailed on Exhibit "1" attached hereto and incorporated herein.

     3.  Compensation.
         ------------

          3.1  Salary. The Employer shall pay to the Employee a cash
               ------
compensation of approximately Two Hundred Thousand Dollars (US$200,000.00) per year, payable at those intervals as the Employer shall pay other Executives, commencing January 1, 1999. Said compensation will consist of two components: 1) a fixed salary of One Hundred and Fifty-five Thousand Dollars (US$155,000), and
2) a variable incentive compensation calculated in accordance with the standard Executive Incentive Compensation Program attached hereto and incorporated herewith as Exhibit "2". Said incentive compensation amount shall be paid quarterly and its quarterly baseline calculated as 30% of the fixed salary paid each quarter. Employee's compensation shall be subject to annual review by the President & CEO.

          3.2  Automobile Allowance. Employee shall receive an automobile
               --------------------
allowance of US$800 per month.

          3.3  Insurance Coverage. Employer shall make available to Employee and
               ------------------
his dependents whatever coverages Employee shall elect under Employer's standard corporate medical, dental, life and disability insurance programs as each such respective benefit is made available to any other Executive employee of Employer at a comparable level within the organization.

          3.4  Expenses. Employee shall be reimbursed by Employer for all
               --------
reasonable entertainment, promotion, travel or other expenses advanced by him on behalf of Employer.

          3.5  Other Incentives. Employee shall be entitled to participate in
               ----------------
any other Employee incentive programs offered by Employer, including but not limited to such programs as a IRC Section 401(k) plan.

          3.6  Vacation. Employee will initially be entitled to twenty-five (25)
               --------
days of vacation per year accrued ratably on a monthly basis. Vacation time that has accrued but is unused at the end of the calendar year will be compensated at the base salary rate.

          3.7  Place of Service. The Employer and Employee shall mutually agree
               ----------------
where Employee will render his services to Employer. It is intended that the working capacity of the Employee shall be split up between California, Germany and other parts of the world in a reasonable and effective manner.

     4.  Termination. The Employer shall have the right to terminate employment
         -----------
without cause, upon three weeks prior notice, or for cause, immediately after notice. The term "cause" shall mean:

          4.1 Conduct on the Employee's part intended to or likely to injure the Employer's business or reputation;

          4.2 The Employee's perpetration of a crime involving moral turpitude, whether relating to employment or otherwise;

          4.3 Significant failure by the Employee to perform duties and obligations as set forth in this Agreement, resulting in substantial damage to the Employer.

     5.  Confidential Information.
         ------------------------

          5.1  Definition. "Confidential information" means information that is
               ----------
proprietary to the Employer or proprietary to others and entrusted to the Employer, whether or not trade secrets. Confidential information includes, but is not limited to, information relating to business plans and to business as conducted or anticipated to be conducted, and to past, current or anticipated products. Confidential information also includes, without limitation, Employer information concerning (a) price lists, (b) costs of production, and (c) raw material costs; (d) selling costs, (e) delivery costs, (f) information concerning new or proposed new products, including the nature and design of such products and the plans for marketing such products, (g) internal procedures and policies, (h) customer lists, account .names, contacts, addresses and sales activity, (i) names and addresses of suppliers and vendors, (j) tax and financial information, (k) reserves, (l) intellectual property owned or leased by the company, (m) banking relationships and, arrangements (n) Employees, (o) management personnel and policies, (p) quotation names, addresses, contacts and quote workups, (q) all mailing lists, (r) company product training materials and courses, and (s) company computer programs and printouts.

          5.2  Prohibitions Against Use. During or subsequent to the termination
               ------------------------
Of Employee's employment, whether termination is voluntary or involuntary, Employee will not use or disclose, other than in connection with employment with the company, any confidential information to any person not employed by the company or not authorized by the company to receive such confidential information without the prior written consent of the company. Employee will use reasonable and. prudent care to safeguard and protect and prevent the unauthorized use and disclosure of-confidential information. The obligations contained in this paragraph will survive for as long as the company in its sole judgment considers the information to be confidential information.

     6.  Protective Covenant/Non-Competition. While employed by Employer,
         -----------------------------------
Employee agrees not to. accept employment, consult, with or otherwise become associated or affiliated with any Person, firm, association or other entity that is directly or indirectly in competition 'with the services, products, business or activities of Employer.

          It is specifically agreed that while employed and' for a period of, one (1) year after termination of his employment, Employee shall not in any manner contact, solicit or cause to be solicited any of Employer's customers, suppliers or clients or former or prospective customers or suppliers for any purpose whatsoever without the written consent of Employer. Employee further agrees that during his employment and for one (1) year after termination of his employment, he will not directly or indirectly, in any manner, request or induce any Employee of Employer to leave his employment with Employer, unless expressly authorized or instructed to do so in writing by Employer.

          It is understood by both parties to this agreement that the protective covenants meant for the reasonable protection of the business of Employer and not to impair the ability of Employee to earn a living. Should any portion of this covenant be construed by a court of law or equity as less than reasonable, the parties agree to the establishment by such court of an obligation for the protection of Employer's business that it deems reasonable.

     7.  Return of Property. All documents, drawings, lists, records or other
         ------------------
tangible or intangible thing relating to the business of Employer that Employee originates or comes into the Employee's possession in any way during the employment period shall remain the sole property of Employer. Any copies, abstracts or summaries of such items are likewise the sole property of Employer. Employee shall not make copies or prepare abstracts or summaries of such items except for the sole use and account of Employer and with the consent and instruction of Employer's management. Upon termination of employment of Employee, he or she shall immediately return to Employer all such items in his or her possession, as well as any of Employer's property he or she has received for assistance in performing work duties, including but not limited to those items outlined above, as well as any of Employer's equipment or supplies. Employee shall be liable for damages to Employer for any such property not so returned.

     8.  Remedy. Employee acknowledges and agrees that' the confidential
         ------
information, trade secrets and special knowledge acquired by him or her during his or her employment with Employer is valuable and unique, and that breach by him or her of the provisions of this agreement will cause employer irreparable injury and damage. It cannot be reasonably or adequately compensated by money damages. Employee, therefore, expressly agrees that Employer shall be entitled to injunctive or other equitable relief in order to prevent a breach of this agreement or any part thereof. in addition to such other remedies legally available to Employer. Employee expressly waives the claim or defense that Employer has an adequate remedy at law.

     9.  Applicable Law. This agreement shall be governed, interpreted and
         --------------
construed in accordance with the laws of the State of California.

     10.  Severability. In the event that any portion of this agreement shall be
          ------------
deemed unenforceable or void, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision of this agreement.

     11.  Entire Agreement. It is agreed that the provisions of the agreement
          ----------------
contain the entire agreement on the subject covered between the parties, and cannot be modified orally, and can only be modified by written agreement signed by Employee and Employer. This agreement shall be binding upon the parties and their respective heirs, administrators .and assigns.

     12.  Voluntary Agreement. I understand I will have access to confidential,
          -------------------
information and customer accounts while employed by Employer. I further acknowledge that I have freely and voluntarily entered into this Agreement which contains restrictions on my ability to complete with Lantronix for any reason. I recognize that Lantronix has provided me adequate consideration for my agreement herein.

     IN WITNESS WHEREOF, the parties have executed this agreement as of the date identified at the beginning of the agreement.

"EMPLOYEE"

/s/ Johannes Rietschel
----------------------
Johannes Rietschel


LANTRONIX

By:  /s/ Frederick G. Thiel
     ----------------------
      Frederick G. Thiel
Its:  Chief Executive Officer

                                  EXHIBIT "1"

TITLE:               Chief Technological Officer


RESPONSIBILITIES:    The responsibility of the CTO is to:


AUTHORITY:           The CTO is empowered to:


REPORTING:           The CTO reports to the President and CEO

                                  EXHIBIT "2"

                    EXECUTIVE INCENTIVE COMPENSATION PROGRAM
                    ----------------------------------------

The purpose of the Executive Incentive Compensation Plan is to enhance and reinforce the goals of Lantronix (the "Company") for profit, able growth and continuance of a sound overall condition: by providing selected employees with additional financial rewards for attainment of such growth and stable financial and operating condition. Final approval of the payment of any awards made under the Plan is subject to the discretion of the Board of Directors.

The Plan will take into account two major categories in determining incentive compensation:

 .  Corporate Financial Goals
   -------------------------
 .  Individual Management Objectives
   --------------------------------


Following is a matrix of the mix of annual incentive compensation elements for selected management levels:

--------------------------------------------------------------------------------------------------------
           LEVEL                       Financial                   MBO's                   % of $base
--------------------------------------------------------------------------------------------------------
CEO/President                            60%                       40%                       30%
--------------------------------------------------------------------------------------------------------
CTO or Vice President                     60%                      40%                       30%
--------------------------------------------------------------------------------------------------------

Weighting and Factors:
---------------------

Financial goals consist of revenues, gross margin and bet operating income in dollars and are weighed as follows:

Revenue           20%
Gross Margin      50%
Net               30%

Gross margin carried the greatest weight due to its importance in providing the fuel that powers the company.

As a further incentive, each goal uses a step function with thresholds to determine actual bonus amount as follows:

------------------------------------------------------------------------------------------------------
Element                                  Percentage of Goal                        Factor
------------------------------------------------------------------------------------------------------
Revenue                                    Less than 85%                                0.0x
                                             85%-95%                                    0.5x
                                             96-110%                                    1.0x
                                           Greater than 110%                            2.0x
------------------------------------------------------------------------------------------------------
Gross Margin                               Less than 80%                                0.0x
                                              81-90%                                    0.5x
                                             91-115%                                    1.0x
                                           Greater than 115%                            2.0x
------------------------------------------------------------------------------------------------------
Net                                        Less than 60%                                0.0x
                                              61-80%                                    0.5x
                                             81-120%                                    1.0x
                                           Greater than 120%                            2.0x
------------------------------------------------------------------------------------------------------

Example:
-------
Period: Q3 1997
Annual Salary: $100,000      Incentive compensation baseline: 30%
MBO Baseline $/qtr:      $7,500   Fin. %: 60%   MBO %: 40%

----------------------------------------------------------------------------------------------------------------
FINANCIAL                  TARGET             ACTUAL         RESULT/ FACTOR         BASELINE            (R/F)*
GOALS                                                                                                 BASELINE
----------------------------------------------------------------------------------------------------------------
REVENUE                    $10,000            $10,500              105%             $  900           $  900.00
                                                                   1.0                  20%
----------------------------------------------------------------------------------------------------------------
GROSS MARGIN               $ 4,600            $ 5,500              120%             $2,250           $4,500.00
                                                                   2.0                  50%
----------------------------------------------------------------------------------------------------------------
PROFIT                     $ 1,100            $   800               73%             $1,350           $  675.00
                                                                   0.5                  30%
----------------------------------------------------------------------------------------------------------------

                                                              SUBTOTAL FINANCIAL    $4,500           $6,075.00
----------------------------------------------------------------------------------------------------------------

Rules:
-----
1. Incentive compensation is to be paid quarterly based on targeted quarterly financial goals and MBO's.

2. Circumstance beyond the control of the executive, or not contemplated by the parties when setting goals, should not negatively, affect the incentive compensation calculation. As such circumstances arise, expectations as to the potential effect should be negotiated between the executive and his supervisor(s). Disputes should be resolved solely at the discretion of the Board of Directors.

3. Financial goal targets should be based on the Board approved operating plan and any periodic updates that may be made.

4. MBO's need to be specifically defined, measurable, subject to partial credit or all or none, reasonably able to be accomplished, support the overall goals of the Company and the Operating Plan, and negotiated and agreed to by supervisor and executive.